UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2021

Great Elm Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39832	85-3622015
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Street, Suite 230, Waltham, MA		02453
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 375-3006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	GEG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 28, 2021, Great Elm Group, Inc. (the “Corporation”) held the 2021 annual meeting of its stockholders (“Annual Meeting”).  The results of the voting at the Annual Meeting were as follows:

	For	Against	Abstain
Election of directors:
Thomas S. Harbin III	12,078,523	5,239,008	86,463
James H. Hugar	13,324,877	3,992,872	86,245
Peter A. Reed	11,926,276	5,391,556	86,162
Jason W. Reese	12,068,875	5,248,924	86,195
Eric J. Scheyer	13,325,005	3,992,787	86,202
Jeffrey S. Serota	12,996,010	4,321,736	86,248
Matthew A. Drapkin	11,379,209	5,938,537	86,248
James P. Parmelee	11,140,559	6,177,217	86,218
Ratification of the selection of Grant Thornton LLP to serve as the Corporation’s independent registered public accounting firm for the fiscal year ending June 30, 2021	23,497,449	414,897	1,665
Approval, on a non-binding advisory basis, of the compensation of the Corporation’s named executive officers	10,419,755	6,291,503	692,736

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT ELM GROUP, INC.

Date: May 28, 2021	_/s/ Brent J. Pearson______
By: Brent J. Pearson
Title: Chief Financial Officer